                                                                    EXHIBIT 10.1
                        AMENDMENT TO EMPLOYMENT AGREEMENT
                              (STANLEY M. BERGMAN)

         THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT (the "Amendment") is dated as of December 16, 2005 by and between HENRY SCHEIN, INC. (the "Company") and STANLEY M. BERGMAN ("Bergman").

         WHEREAS, the Company and Bergman are parties to that certain Employment Agreement dated as of January 1, 2003 (the "Agreement"); and

         WHEREAS, pursuant to and in accordance with Section 10(c) of the Agreement, the parties now desire to amend the Agreement as provided below;

         NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as set forth below. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

1. Section 1.2 Employment Period. The first two sentences of Section 1.2 of the Agreement are hereby amended and restated in their entirety to read as follows:

         "Bergman's employment shall be for the period (the "Employment Period") commencing on January 1, 2003, and ending on the earlier of (i) December 31, 2008, as such date may be extended as provided below, or
         (ii) the date on which Bergman's employment is terminated earlier pursuant to Section 4 hereof. The Employment Period may be extended by the Company from time to time for successive three-year periods by giving Bergman notice (an "Extension Notice") thereof at least six months but not more than twelve months prior to the date that the then applicable Employment Period is to expire."

2. Section 2.1 Base Salary. Effective January 1, 2006, Bergman's Base Salary shall be increased to the rate of $1,000,000 per annum.

3.       Section 3  Benefits.

         (a) The second sentence of Section 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

         "Unless the Employment Period shall have been terminated for Cause (as defined in Section 4.3 hereof) or Bergman terminates his employment pursuant to Section 4.1(c)(ii), during the period commencing immediately after the Employment Period (subject to deferral for six months if and as required by Section 409A of the Code) and continuing
         (x) as to Bergman, for the life of Bergman, (y) as to Bergman's spouse, for the life of his spouse and (z) as to his children, until the earlier to occur of (A) such child attaining the age of 28 or (B) such child completes his graduate studies (collectively, his "Family") the Company shall continue the participation of Bergman and his Family in all health and medical benefit plans, policies and programs in effect from time to time with respect to the senior executive officers of the Company and their families generally (at the same levels and at the same cost, if any, as provided to the senior executive officers of the Company generally)."

         (b) The first sentence of Section 3.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

         "During the Employment Period and, if Bergman's employment hereunder has been terminated by him pursuant to Section 4.1(c)(iii) hereof, for a period of three years thereafter (subject to deferral for six months if and as required by Section 409A of the Code), or if Bergman's employment hereunder has not been terminated by the Company for Cause (as defined in Section 4.3 hereof) or by Bergman pursuant to Section 4.1(c)(ii) or (iii) hereof, for a period of two years thereafter (subject to deferral for six months if and as required by Section 409A of the Code), the Company shall provide for Bergman's use an automobile of similar make and model to the automobile he currently drives or its substantial equivalent, and all ancillary equipment similar to that as he currently uses with his automobile, and shall pay the costs of fuel, maintenance, repairs and insurance."

4. Section 5.1 Death. The first sentence of Section 5.1 of the Agreement (defining the elements of "Accrued Obligations") is hereby amended to delete clause (b) in its entirety, and to re-letter the following clauses (c) through
(f), as clauses (b) through (e). The third sentence of Section 5.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

         "Unless otherwise required by any benefit plan qualified under Section 401(a) of the Internal Revenue Code, as amended (the "Code") (any such plan hereinafter referred to as a "Qualified Plan"), all Accrued Obligations shall be paid to Bergman's estate or designated beneficiaries, as the case may be, in a lump sum (to the extent such obligations are able to be paid, under the terms of the plan for which such obligation arose, in a lump sum) in cash within 30 days after the date of Bergman's death (subject to the requirements of Section 409A of the Code), and, otherwise, in accordance with the terms of the applicable plan or applicable law."

5. Section 5.3 Company Termination for Cause or Resignation Other Than for Good Reason. The first sentence of Section 5.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

         "If Bergman's employment hereunder is terminated by the Company for Cause or by Bergman pursuant to Section 4.1(c)(ii) above, or by Bergman by non-renewal pursuant to Section 1.2 (a) or (b), the Company shall have no further obligation to Bergman under this Agreement, except that, unless otherwise required by any Qualified Plan, Bergman shall be paid all Accrued Obligations to the date of termination (other than the obligation specified in clauses (b) and (c) of Section 5.1 hereof) in a lump sum (to the extent such obligations are able to be paid, under the terms of the plan for which such obligation arose, in a lump sum) in cash within 30 days after the date of termination (subject to deferral for six months if and as required to comply with Section 409A of the
         Code), and, otherwise, in accordance with the terms of the applicable plan or applicable law."

6. Section 5.4 Company Termination Without Cause or Due to Disability; Resignation Following Good Reason; Non-Renewal.

         (a) Section 5.4(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "Unless otherwise required by any Qualified Plan, Bergman shall be paid all Accrued Obligations to the date of termination in a lump sum (to the extent such obligations are able to be paid, under the terms of the plan for which such obligation arose, in a lump sum) in cash within thirty (30) business days after the date of termination (subject to deferral for six months if and as required by Section 409A of the
         Code), and, otherwise, in accordance with the terms of the applicable plan or applicable law."

         (b) The first clause of Section 5.4(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "Bergman shall be paid, as severance pay, within thirty (30) business days after the date of termination (subject to deferral for six months if and as required by Section 409A of the Code):"

         (c) Section 5.4(b)(ii) of the Agreement is hereby amended to add a new sentence to the end thereof to read as follows:

         "Notwithstanding the foregoing, for purposes of any termination of employment occurring during the Employment Period, the "Remaining Term" under this Clause (ii) shall mean the period from the date of termination through the immediately succeeding December 31."

         (d)      Section 5.4(c) of the Agreement is hereby deleted.

7.       Section 5.5  Termination Following a Change in Control.

         (a) The heading of Section 5.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

         "Section 5.5 Termination of Executive In Connection With a Change in Control."

         (b) Section 5.5(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "Unless otherwise required by any Qualified Plan, Bergman shall be paid all Accrued Obligations to the date of termination in a lump sum (to the extent such obligations are able to be paid, under the terms of the plan for which such obligation arose, in a lump sum) in cash within thirty (30) business days after the date of termination (subject to deferral for six months if and as required by Section 409A of the
         Code), and, otherwise, in accordance with the terms of the applicable plan or applicable law."

         (c) The first clause of Section 5.5(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

         "Bergman shall be paid, as severance pay, within thirty (30) business days after the date of termination (subject to deferral for six months if and as required by Section 409A of the Code):"

         (d) Section 5.5(b) of the Agreement is hereby amended to add a new sentence to the end thereof to read as follows:

         "In addition, notwithstanding the foregoing, in the event Bergman's employment is terminated by the Company without Cause at any time within one year following a Change in Control, then such termination shall be deemed, solely for purposes of Section 5, to be a termination covered under this Section 5.5 rather than under Section 5.4, and Bergman shall be entitled to the amounts provided for under this
         Section 5.5 in lieu of the amounts provided for under Section 5.4."

         (e) Section 5.5(b)(ii) of the Agreement is hereby amended to add a new sentence to the end thereof to read as follows:

         "Notwithstanding the foregoing, for purposes of any termination of employment occurring during the Employment Period, the "Remaining Term" under this Clause (ii) shall mean the period from the date of termination through the immediately succeeding December 31."

         (f) Section 5.5(c) of the Agreement is hereby deleted in its entirety and replaced by the following:

         "In the event Bergman's employment is terminated by the Company without Cause (i) within ninety (90) days prior to the effective date of a Change in Control, or (ii) after the first public announcement of the pendency of the Change in Control (but on or prior to the effective date of the Change in Control), Bergman shall be paid, as additional severance pay, within thirty (30) days after the date of such Change in Control (subject to deferral for six months if and as required by Section 409A of the Code), a lump sum cash amount equal to the excess (if any) of (A) 300% of Bergman's annual Base Salary at the rate in effect immediately preceding such termination of employment, plus 300% of Bergman's annual Incentive Compensation paid or payable with respect to whichever of the immediately preceding two fiscal years of the Company ending prior to the date of termination was higher, over (B) the amount payable to Bergman pursuant to Section 5.4(b)(i) of this Agreement. The amounts provided for under this Section 5.5(c) are in addition to, and not in lieu of, the amounts provided for under Section 5.4."

8. Section 8 Legal Fees. The first sentence of Section 8 of the Agreement is hereby amended and restated in its entirety to read as follows:

         "If the Company fails to timely make any payment due hereunder and Bergman seeks to collect such amounts or negotiate a settlement thereof, and either (i) reaches a settlement for any part or all of the payments provided for hereunder, or (ii) successfully enforces the terms of this Agreement, through litigation or arbitration, by or through a lawyer, the Company shall advance all reasonable costs of such collection or enforcement, including reasonable legal fees and disbursements and other fees and expenses which Bergman may incur, promptly after submission of documentation reasonably acceptable to the Company in respect of such costs and expenses."

9. Section 10 of the Agreement is hereby amended by adding the following new subsection (h), to read as follows:

         "The parties intend that all payments under this Agreement be made on a basis that complies with Section 409A of the Code."

10. The Company shall pay or reimburse Bergman for all reasonable legal fees incurred by him in connection with the negotiation and execution of this Amendment.

11.      This Amendment shall be effective as of the date hereof.

12. Except as expressly provided in this Amendment, the Agreement is hereby ratified and shall remain in full force and effect.

13. This Amendment may be executed in counterparts, each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                                     HENRY SCHEIN, INC.



                                        By: /s/ Steven Paladino
                                            ------------------------------------
                                        Name:    Steven Paladino
                                        Title:   Executive Vice President,
                                                 Chief Financial Officer



                                       /s/ Stanley M. Bergman
                                       -----------------------------------------
                                       STANLEY M. BERGMAN